Exhibit 10.37

CREDIT SUISSE

Eleven Madison Avenue

New York, NY 10010

CONFIDENTIAL

March 27, 2009

Affirmative Insurance Holdings, Inc.

4450 Sojourn Drive, Suite 500,

Addison, TX 75001

The Frost National Bank

2727 North Harwood

10th Floor

Dallas, Texas 75201-1570

JPMorgan Chase Bank, N.A.

131 S. Dearborn, IL 1-0364

Chicago, IL 60603

Affirmative Insurance Holdings, Inc.

Third Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Third Amendment to Credit Agreement (the “Third Amendment”), attached hereto as Exhibit A, to be entered into among Affirmative Insurance Holdings, Inc. (“Borrower”), the lenders listed on the signature pages thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) and as collateral agent, The Frost National Bank, as issuing bank and swingline lender and the other Loan Parties listed therein. Capitalized terms used but not defined in this letter agreement are used with the meaning given to them in the Third Amendment.

This letter will confirm the following:

(i) In addition to the conditions to effectiveness of the Third Amendment set forth in Section 3 thereof, the consent thereto by each of The Frost National Bank and JPMorgan Chase Bank, N.A. shall not be released by the Administrative Agent (and the Third Amendment shall not be effective) until the Administrative Agent has received an irrevocable and unconditional notice, substantially in the form attached hereto as Exhibit B, which notice is duly executed by the Borrower and whereby the Borrower permanently reduces the Revolving Credit Commitments by an aggregate principal amount of $10,000,000 in accordance with Section 2.09(b) of the Credit Agreement (the “Commitment Reduction Notice”); and

(ii) In no event shall the Administrative Agent declare the Third Amendment Effective Date to have occurred prior to the receipt by the Administrative Agent of (a) a duly executed Commitment Reduction Notice and (b) counterparts hereof executed by each of The Frost National Bank, JPMorgan Chase Bank, N.A., the Administrative Agent and the Borrower.

This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter.

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By	/s/ John D. Toronto
Name: John D. Toronto
Title: Director

By	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Associate

Signature Page to Letter Agreement

Accepted and agreed to as of

the date first above written:

THE FROST NATIONAL BANK

By	/s/ J. Carey Womble
Name: J. Carey Womble
Title: Senior Vice President

JP MORGAN CHASE BANK, N.A.

By
Name:
Title:

Signature Page to Letter Agreement

Accepted and agreed to as of

the date first above written:

THE FROST NATIONAL BANK

By
Name:
Title:

JP MORGAN CHASE BANK, N.A.

By	/s/ Thomas A. Kiepura
Name: Thomas A. Kiepura
Title: Vice President

Signature Page to Letter Agreement

Accepted and agreed to as of

the date first above writtten:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By	/s/ Michael J. McClure
Name: Michael J. McClure
Title: Executive V.P. & Chief Financial Officer

Signature Page to Letter Agreement

Exhibit A

THIRD AMENDMENT TO

CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March             , 2009, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the lenders listed on the signature pages hereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”), as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), THE FROST NATIONAL BANK (“Frost”), as Issuing Bank and Swingline Lender, and for purposes of Section 6 hereof, the other Loan Parties listed on the signature pages hereto. Capitalized terms used but not defined herein having the meaning given them in the Credit Agreement, hereinafter defined.

Recitals

Whereas, Borrower, the Lenders from time to time party thereto, the Agents and the other parties thereto have entered into that certain Credit Agreement dated as of January 31, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, the Borrower has requested certain amendments to the Credit Agreement, pursuant to and in accordance with Section 9.08(b) of the Credit Agreement; and

Whereas, the Required Lenders, the Agents and for purposes of Sections 1.12 and 1.13 hereof, the Required Revolving Credit Lenders, are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Required Lenders, the Agents and for purposes of Sections 1.12 and 1.13 hereof, the Required Revolving Credit Lenders, agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement shall be amended as follows:

(a) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Adjusted Cash Flow” shall mean, for any relevant 12 month fiscal period, Cash Flow for such period, excluding the sum of (i) all state and federal income tax expenses incurred by the Regulated Insurance Subsidiaries for the relevant period and (ii) the greater of (a) combined statutory earnings for all Regulated Insurance Subsidiaries for the December 31st calendar period most recently ended prior to the relevant period, and (b) the sum of 10% of surplus of all Regulated Insurance Subsidiaries as of the last day of the December 31st calendar period most recently ended prior to the relevant period.”

““Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense with respect to senior secured Indebtedness and Subordinated Debt for such period, excluding (i) any amount not payable in cash, and (ii) any fees, costs or expenses incurred in connection with the Third Amendment.”

““Consolidated Tangible Net Worth” shall mean, for any period, Consolidated Net Worth for such period (i) minus the net book amount of all goodwill assets of the Borrower and its Subsidiaries (after deducting any reserves applicable thereto) included therein and (ii) plus an amount equal to the outstanding Subordinated Debt, in each case as shown on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP.”

““Distribution” shall mean (a) any payment of a distribution, interest or dividend in respect of any Equity Interest, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other acquisition or retirement of any Equity Interest or any other payment or distribution made in respect thereof, either directly or indirectly or (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest.”

““Electronic Data Processing Equipment and Software Sale and Leaseback Transaction” shall mean the sale of electronic data processing equipment and software recorded on the balance sheet of Affirmative Insurance Company and the simultaneous or subsequent entering into an agreement to lease those same electronic data processing equipment and software assets back.

““Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of March             , 2009, by and among the Borrower, the Required Lenders, the Required Revolving Credit Lenders, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent, The Frost National Bank, as Issuing Bank and Swingline Lender, and the other Loan Parties listed therein.”

““Third Amendment Effective Date” shall have the meaning set forth in Section 4 of the Third Amendment.”

““Value” shall mean, with respect to a sale and leaseback transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Loans which are outstanding on the effective date of such sale and leaseback transaction.”

(b) The definition of “Adjusted LIBO Rate” is amended by adding the following proviso to the end thereof:

“; provided, however, that notwithstanding the foregoing, the Adjusted LIBO Rate shall at no time be less than 3.00% per annum.”

(c) The definition of “Applicable Margin” is amended by (i) deleting the words “3.50% per annum” in clause (y) thereof and replacing it with the following:

“to the extent the Leverage Ratio is (A) greater than 2.00:1.00, 6.25%; (B) greater than 1.50:1.00, but less than or equal to 2.00:1.00, 6.00% and (C) less than or equal to 1:50:1.00, 5.75%”; and

(ii) deleting the number words “2.50% per annum” in clause (z) thereof and replacing it with the following:

. “to the extent the Leverage Ratio is (A) greater than 2.00:1.00, 5.25%; (B) greater than 1.50:1.00, but less than or equal to 2.00:1.00, 5.00% and (C) less than or equal to 1:50:1.00, 4.75%.

Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04 (d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be greater than 2.00:1.00 for purposes of determining the Applicable Margin.

In the event that any financial statement or compliance certificate delivered pursuant to Section 5.04 is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.07 and Article VII hereof, and shall survive the termination of this Agreement.”

(d) The definition of “Capital Expenditure” is amended by adding to the following proviso at the end thereof:

“; provided, that any expenditure or Capital Lease Obligations arising in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction shall not constitute a Capital Expenditure.”

(e) The definition of “Excess Cash Flow” is amended by deleting the reference to “Cash Flow” in the second line thereof and replacing it with “Adjusted Cash Flow”.

(f) The definition of “Fixed Charges” is amended by deleting the reference to “Consolidated Interest Expense” and replacing it with “Consolidated Cash Interest Expense”.

(g) The definition of “Interest Coverage Ratio” is amended by deleting the reference to “Consolidated Interest Expense” in clause (b) thereof and replacing it with the words “Consolidated Cash Interest Expense”.

(h) The definition of “Leverage Ratio” is amended by adding the following parenthetical after the words “Total Debt” in clause (a) thereof:

“(other than Subordinated Debt and any unsecured Indebtedness)”.

(i) The definition of “Required Prepayment Percentage” is amended by deleting clause (d) thereof and replacing it with the following:

“(d) in the case of any Excess Cash Flow, 50%;”

1.2. Amendment to Section 1.02. Section 1.02 of the Credit Agreement shall be amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, any interest expense or Indebtedness incurred in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction shall be excluded for purposes of calculating the financial covenants set forth in Sections 6.11, 6.12 and 6.15.”

1.3. Amendment to Section 2.13(e). Section 2.13(e) of the Credit Agreement shall be amended by deleting the words “less (b)” thereof and replacing it with the following:

“plus (b) 75% of any Distribution made by any Regulated Insurance Subsidiary to the Borrower or any Subsidiary (other than a Regulated Insurance Subsidiary) during the fiscal year then ended, less (c)”

1.4. Amendment to Section 3.06. Section 3.06 of the Credit Agreement shall be amended by deleting the reference to “December 31, 2005” and replacing it with “December 31, 2007”.

1.5. Amendment to Section 6.01(d). Section 6.01(d) of the Credit Agreement shall be amended and restated in its entirety as follows:

“Capital Lease Obligations and Synthetic Lease Obligations of (i) Borrower or any Subsidiary Guarantor in an aggregate principal amount not exceeding $5,000,000 at any time outstanding and (ii) Borrower or any Subsidiary in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction;”

1.6. Amendment to Section 6.02. Section 6.02 of the Credit Agreement shall be amended by (i) deleting the “and” at the end of clause (p) thereof; (ii) deleting the “.” at the end of clause (q) and replacing it with “; and” and (iii) adding the following at the end thereof:

“(r) Liens incurred pursuant to the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction.”

1.7. Amendment to Section 6.05(b). Section 6.05(b) of the Credit Agreement shall be amended by:

(i) deleting “or” immediately preceding clause (y) thereof and inserting in lieu thereof a “,”;

(ii) deleting the “.” at the end of clause (y) thereof and replacing it with a “,”; and

(ii) adding the following new clause (z) to the end thereof:

“or (z)(i) such Asset Sale is in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction and is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness issued by the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the Value of the assets sold, transferred or disposed of pursuant to this paragraph (b)(z) shall not exceed $30,000,000 in the aggregate. Notwithstanding anything to the contrary contained herein, the Borrower or any Subsidiary may engage in any Asset Sale otherwise permitted under paragraph (a) above in which the non-cash portion of the consideration for such Asset Sale is in the form of Indebtedness of the applicable purchaser made in favor of the Borrower or any Subsidiary and exceeds 20% of the total consideration for such Asset Sale solely to the extent such non-cash portion does not exceed (1) $5,000,000 with respect to any single Asset Sale or series of related Asset Sales and (2) $10,000,000 (in the aggregate with respect to all Asset Sales).”

1.8. Amendment to Section 6.06(a)(iii). Section 6.06(a)(iii) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(iii) so long as (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (B) the Leverage Ratio is less than or equal to 1.5 to 1.0 before and after giving effect to such dividend or customary distribution, the Borrower may declare and pay dividends or make other customary distributions ratably to its equity holders consistent with past practice,”.

1.9. Amendment to Section 6.11. Section 6.11 of the Credit Agreement shall be amended by deleting the chart appearing in that section and replacing such chart with the following:

Four Fiscal Quarters Ended	Ratio
March 31, 2007	3.00:1.00
June 30, 2007	3.00:1.00
September 30, 2007	3.00:1.00
December 31, 2007	3.00:1.00
March 31, 2008	3.25:1.00
June 30, 2008	3.25:1.00
September 30, 2008	3.50:1.00
December 31, 2008	3.50:1.00
March 31, 2009	2.75:1.00
June 30, 2009	2.75:1.00
September 30, 2009	2.75:1.00
December 31, 2009	2.70:1.00
March 31, 2010	2.70:1.00
June 30, 2010	2.70:1.00
September 30, 2010	2.80:1.00
December 31, 2010	2.90:1.00
March 31, 2011	3.00:1.00
June 30, 2011	3.00:1.00
September 30, 2011	3.00:1.00
December 31, 2011	3.00:1.00
March 31, 2012	3.00:1.00
June 30, 2012	3.00:1.00
September 30, 2012	3.00:1.00
December 31, 2012	3.00:1.00
March 31, 2013	3.00:1.00
June 30, 2013	3.00:1.00
September 30, 2013	3.00:1.00
December 31, 2013	3.00:1.00

1.10. Amendment to Section 6.12. Section 6.12 of the Credit Agreement shall be amended by deleting the chart appearing in that section and replacing such chart with the following:

Four Fiscal Quarters Ended	Ratio
March 31, 2007	4.25:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.00:1.00
December 31, 2007	4.00:1.00
March 31, 2008	3.50:1.00
June 30, 2008	3.25:1.00
September 30, 2008	3.25:1.00
December 31, 2008	3.25:1.00
March 31, 2009	2.80:1.00
June 30, 2009	2.65:1.00
September 30, 2009	2.65:1.00
December 31, 2009	2.65:1.00
March 31, 2010	2.45:1.00
June 30, 2010	2.45:1.00
September 30, 2010	2.45:1.00
December 31, 2010	2.45:1.00
March 31, 2011	2.25:1.00
June 30, 2011	2.25:1.00
September 30, 2011	2.25:1.00
December 31, 2011	2.25:1.00
March 31, 2012	2.25:1.00
June 30, 2012	2.25:1.00
September 30, 2012	2.25:1.00
December 31, 2012	2.25:1.00
March 31, 2013	2.25:1.00
June 30, 2013	2.25:1.00
September 30, 2013	2.25:1.00
December 31, 2013	2.25:1.00

1.11. Amendment to Section 6.14. Section 6.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

“SECTION 6.14. Loss Ratio. Borrower shall not permit the Loss Ratio of the Regulated Insurance Subsidiaries, on a consolidated basis, to be greater than 80% at any time.”

1.12. Amendment to Section 6.15. Section 6.15 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.15. Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below.

Fiscal Year Ended	Ratio
December 31, 2009	1.05:1.00
December 31, 2010	1.10:1.00
December 31, 2011	1.15:1.00
December 31, 2012	1.20:1.00
December 31, 2012	1.20:1.00

For the avoidance of doubt, the covenant set forth in this Section 6.15 may be waived, amended or modified by the Required Revolving Credit Lenders in accordance with the final “provided further” clause contained in Section 9.08(b) hereof.”

1.13. Amendment to Section 6.16. Section 6.16 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.16. Consolidated Tangible Net Worth. From and after any Increased Amount Date in respect of which any Primary New Revolving Loan Commitments have become effective in accordance with Section 2.24 hereof, Borrower shall not permit the Consolidated Tangible Net Worth to be less than $110,000,000 at any time. For the avoidance of doubt, the covenant set forth in this Section 6.16 may be waived, amended or modified by the Required Revolving Credit Lenders in accordance with the final “provided further” clause contained in Section 9.08(b) hereof.”

2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders, the Required Revolving Credit Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

2.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

2.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby.

2.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

2.5. No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

2.6. No Material Adverse Effect. No event, change or condition has occurred since December 31, 2007 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

2.7. Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail, telecopy or other electronic transmission) by each Loan Party, each Required Lender, the Issuing Bank and the Swingline Lender and for purposes of Sections 1.12 and 1.13 hereof, each Required Revolving Credit Lender, and only if and when each of the following conditions is satisfied or waived:

3.1. No Default or Event of Default; Accuracy of Representations and Warranties. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

3.2. Delivery of Documents. The Agents shall have received such additional documents as the Agents may reasonably request in connection with this Amendment.

3.3. Amendment Fees. The Administrative Agent shall have received, on behalf of each of the Required Lenders and the Required Revolving Credit Lenders which executed this Amendment and submits to the Administrative Agent a signature page hereto on or prior to 12:00 p.m. (New York City time) on March 25, 2009, an amendment fee equal to 0.50% of the outstanding principal amount of Loans or Commitments held by it as of such date.

4. EFFECTIVE DATE. This Amendment shall become effective (the “Third Amendment Effective Date”) on the date of the satisfaction or waiver of the conditions set forth in Section 3 of this Amendment.

5. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

7. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

9. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.

10. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Borrower

By:
Name:
Title:

LOAN PARTIES:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

AFFIRMATIVE MANAGEMENT SERVICES, INC.

AFFIRMATIVE PROPERTY HOLDINGS, INC.

AFFIRMATIVE SERVICES, INC.

AFFIRMATIVE INSURANCE GROUP, INC.

AFFIRMATIVE UNDERWRITING SERVICES, INC.

A-AFFORDABLE MANAGING GENERAL AGENCY, INC.

AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)

AFFIRMATIVE INSURANCE SERVICES OF PENNSYLVANIA, INC.

A-AFFORDABLE INSURANCE AGENCY, INC.

DRIVER’S CHOICE INSURANCE SERVICES, LLC

FED USA RETAIL, INC.

INSUREONE INDEPENDENT INSURANCE AGENCY, LLC

YELLOW KEY INSURANCE AGENCY, INC.

AFFIRMATIVE FRANCHISING GROUP, INC.

FED USA FRANCHISING, INC.

FED USA FRANCHISING GROUP, INC.

AFFIRMATIVE ALTERNATIVE DISTRIBUTION, INC.

USAGENCIES, L.L.C.

LIFCO, L.L.C.

USAGENCIES MANAGEMENT SERVICES, INC.

AFFIRMATIVE RETAIL, INC.

AFFIRMATIVE INSURANCE HOLDINGS STATUTORY TRUST I

AFFIRMATIVE INSURANCE HOLDINGS STATUTORY TRUST II

AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.

AFFIRMATIVE PREMIUM FINANCE, INC.USAGENCIES MANAGEMENT SERVICES, INC.

By:
Name:
Title:

Signature Page to Third Amendment to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Third Amendment to Credit Agreement

THE FROST NATIONAL BANK, as Issuing Bank and Swingline Lender

By:
Name:
Title:

Signature Page to Third Amendment to Credit Agreement

The Lender acknowledges and agrees that this signature page shall be fully valid and binding upon the Lender upon its execution and delivery by the Lender to the Administrative Agent and may not thereafter be revoked, terminated or cancelled by the Lender.

By:
Name:
Title:

Signature Page to Third Amendment to Credit Agreement

Exhibit B

[Affirmative Insurance Holdings, Inc. Letterhead]

Credit Suisse

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Group

March 27, 2009

Dear Sir/Madam:

Reference is made to that certain Credit Agreement dated as of January 31, 2007 as amended by that certain First Amendment to Credit Agreement and Guarantee and Collateral Agreement dated March 8, 2007 and as further amended by that certain Second Amendment to Credit Agreement dated as of February 1, 2008 (as so amended, and as may be further amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent. Capitalized terms used but not defined herein are used with the meaning given to them in the Credit Agreement.

Pursuant to Section 2.09(b) of the Credit Agreement, the Borrower hereby irrevocably, unconditionally and permanently reduces the Revolving Credit Commitments by an aggregate principal amount of $10,000,000.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Name:
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